SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: May 13, 2005
(Date of Earliest Event Reported)

Akorn, Inc.

(Exact Name of Registrant as Specified in its Charter)

Louisiana (State or other Jurisdiction of Incorporation)	0-13976 (Commission File Number)	72-0717400 (I.R.S. Employer Identification No.)

2500 MILLBROOK DRIVE
BUFFALO GROVE, ILLINOIS
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On May 13, 2005, Akorn, Inc. (“Akorn”) entered into a Waiver and Consent to Credit Agreement (the “Waiver and Consent”) with LaSalle Bank National Association (“LaSalle Bank”), the financial institutions party thereto and Akorn (New Jersey), Inc. (“Akorn New Jersey”). Under the Waiver and Consent, LaSalle Bank agreed to waive certain events of default under a credit agreement and a subordination agreement arising out of noncompliance with certain of Akorn’s obligations thereunder which result from Akorn’s execution and consummation of a Note Repayment Agreement dated May 16, 2005 (the “Note Repayment Agreement”) between Akorn and NeoPharm, Inc. (“NeoPharm”), discussed below.

Item 1.02      TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

     On May 16, 2005, Akorn and NeoPharm entered into the Note Repayment Agreement which provides for the repayment by Akorn of all principal and interest due under a promissory note issued by Akorn to NeoPharm (the “Note”) for a one-time cash payment of $2,500,000 and the termination of a processing agreement (the “Processing Agreement”) between Akorn and NeoPharm. Akorn and its subsidiary Akorn New Jersey originally entered into the Note, a $3,250,000 note dated December 20, 2001 and amended and restated on October 7, 2003, to fund the Company’s efforts to complete its lyophilization facility located in Decatur, Illinois. The Note was executed in conjunction with the Processing Agreement, dated December 20, 2001, under which NeoPharm had been granted access to manufacturing capacity at the lyophilization facility.

     NeoPharm provided Akorn with notice on October 6, 2004 that an event of default had occurred on the Note. The notice stated that an event of default was triggered when the Processing Agreement, which was contractually obligated to go into effect on or before October 1, 2004, failed to become effective. The parties have entered into the Note Repayment Agreement to resolve this issue. As part of the Note Repayment Agreement, the Processing Agreement was terminated and Akorn and NeoPharm released one another from all claims, including those arising from the Note and the Processing Agreement. Dr. John N. Kapoor, the Chairman of Akorn’s Board of Directors, is also a director of NeoPharm and holds a substantial stock position in NeoPharm as well as in Akorn.

Item 9.01      Financial Statements and Exhibits.

     (c) Exhibits.

10.1	Waiver and Consent to Credit Agreement dated May 13, 2005 between Akorn, LaSalle Bank, the financial institutions party thereto and Akorn (New Jersey), Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: May 18, 2005